Exhibit 99.1

 Company: Jack Henry & Associates, Inc.    Analyst Contact: Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact: Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652

 FOR IMMEDIATE RELEASE
 ---------------------


  JACK HENRY & ASSOCIATES FISCAL 2005 SECOND QUARTER NET INCOME INCREASES 22%
  ---------------------------------------------------------------------------

 Monett, MO. January 19, 2005 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading provider of integrated technology solutions that perform data processing for financial institutions, today reported fiscal 2005 second quarter results reflecting a 21% increase in revenue, resulting in a 22% increase in gross profit and net income over the same quarter of the prior year. For the first six months of fiscal 2005 revenue increased 17%, with an increase of 21% in gross profit and net income over the same six months in fiscal 2004.

 For the quarter ended December 31, 2004, the company generated total revenue of $136.0 million compared to $112.7 million in the same quarter a year ago. Gross profit increased to $54.7 million compared to $44.7 million in the second quarter of last fiscal year. Net income totaled $17.7 million, or $0.19 per diluted share, compared to $14.5 million, or $0.16 per diluted share in the same quarter a year ago.

 For the first half of fiscal 2005, total revenue of $260.1 million was generated compared to $221.7 million for the first half of fiscal 2004. Gross profit increased to $105.3 million compared to $87.4 million during the same period last fiscal year. Net income for the first half of fiscal 2005 was $34.4 million, or $0.37 per diluted share, compared to $28.4 million, or $0.31 per diluted share for the same six months in fiscal 2004.

 "We are very encouraged with the progress we have made during the quarter and first six months of our fiscal year reflected by both increased revenue and backlog. We believe that the changes made to our sales force over the last couple of years continue to show positive results. This was the strongest quarter in the history of the company from the perspective of both new contracts and revenue recognized," said Jack F. Prim, CEO. "Since our last earnings call we have announced four additional acquisitions, which not only add to our suite of products and services being offered to our existing customers but they also expand our potential addressable market base and new markets. Year to date we have made six acquisitions, which we anticipate to be slightly accretive for the remainder of the fiscal year, and we expect to see significant growth for these products and services in the future."

 Operating Results

 "We continued to have strong license revenue in the second fiscal quarter with a 79% increase for the quarter and a 64% increase in license revenue for the six months ended December 31, 2004, compared to the prior year periods. However, due to a significant increase in re-sale of third party software to our core customers our gross profit margin on license revenue decreased from 98% to 92% for the quarter and from 95% to 92% year-to-date," said Tony L. Wormington, President. "The most significant impact of the decrease in license margins is attributable to the third party re-sale agreements in the credit union segment."

 License revenue increased to $22.1 million, or 16% of second quarter total revenue, compared to $12.4 million, or 11% of the second quarter total revenue a year ago. Support and services revenue increased to $87.7 million, or 65% of total revenue in second quarter of fiscal 2005 from $76.7 million, or 68% of total revenue for the same period a year ago. Hardware sales in the second quarter of fiscal 2005 increased to $26.1 million, or 19% of total revenue, from $23.6 million, or 21% of total revenue in the second quarter of last fiscal year.

 For the first half of fiscal 2005, license revenue increased 64% to $41.7 million, or 16% of total revenue, compared to $25.4 million, or 11% of the total revenue a year ago. Support and services revenue contributed 66% to total revenue, or $171.4 million of the total revenue for the first six months of fiscal 2005 compared to $149.2 million, or 67% of total revenue for the first six months of fiscal 2004. Hardware sales for the six months of fiscal 2005 remained nearly even at $47.0 million compared to $47.1 million for the same period last year. Hardware revenue was 18% of total revenue year to date in fiscal 2005 and 21% of revenue year to date in fiscal 2004.

 Cost of sales for the second quarter increased 19% from $68.0 million for the three months ended December 31, 2003 to $81.2 million for the three months ended December 31, 2004. Second quarter gross profit increased 22% to $54.7 million with a 40% gross margin, compared to $44.7 million and a 40% gross margin for the same period a year ago.

 Cost of sales for the six months ended December 31, 2004 increased 15%, to $154.7 million from $134.3 million for the same period ended December 31, 2003. Gross profit for the first half of fiscal 2005 increased 21% to $105.3 million with a 40% gross margin, compared to $87.4 million or a 39% gross margin for the first half of fiscal 2004.

 Gross margin on license revenue for the second quarter of fiscal 2005 was 92% compared to 98% a year ago for the same period due to increased license revenue through reseller agreements. Support and service gross margin decreased to 31% in the second quarter of fiscal 2005 from 33% a year ago mainly due to increased headcount relating to the support and service revenue, travel expenses and depreciation. Hardware gross margins were lower for the second quarter at 29% compared to 32% for the same quarter last year primarily due to volume and sales mix of hardware and reduced rebates received on hardware sold in the current year.

 Gross margin on license revenue for the first half of fiscal 2005 was 92% compared to 95% a year ago for the same period due to increased license revenue through reseller agreements. Support and service gross margin remained even at 32% for the first six months in both fiscal years. Hardware gross margins were lower this year to date at 27% compared to 31% for the same period last year, primarily due to the volume and sales mix of hardware and a decrease in rebates received on hardware sold.

 For the second quarter of 2005, the bank systems and services segment revenue increased 18% to $111.3 million, with a gross margin of 43% from $94.2 million and a gross margin of 40% in the same quarter a year ago. The credit union systems and services segment revenue increased 33% to $24.7 million with a gross margin of 29% for the second quarter of 2005 from $18.5 million and a gross margin of 36% in the same period a year ago. "The credit union segment gross margin decreased primarily due to the significant amount of third party software delivered during the quarter causing a decrease in gross margin on license revenue. This combined with a decrease in support and service margin primarily due to increased headcount this quarter compared to the prior year, increased depreciation related to the new facility in San Diego, and the decrease in the hardware margin due to sales mix and reduced rebates caused the decrease in Credit Union segment gross margin for the quarter," said Kevin D. Williams, CFO.

 For the six months ended December 31, 2004, the bank systems and services segment revenue increased 14% to $211.1 million, with a gross margin of 42% from $185.8 million and a gross margin of 40% a year ago. The credit union systems and services segment revenue increased 36% to $49.0 million for the first half of 2005, with a gross margin of 33% from $35.9 million and gross margin of 36% in the same period a year ago.

 Operating expenses increased 21% for the second quarter of fiscal 2005 compared to the same quarter a year ago primarily due to employee related expenses. Selling and marketing expenses rose 40% in the second quarter to $11.9 million, or 9% of total revenue, from $8.5 million or 8% of total revenue. Research and development expenses increased 14% to $6.7 million from $5.9 million, while remaining at 5% of total revenue for the second quarters in fiscal 2005 and 2004. General and administrative costs increased 6% to $8.1 million or 6% of revenue, in the second quarter of fiscal year 2005, from $7.7 million, or 7% of revenue for the same quarter a year ago.

 Operating expenses increased 18% for fiscal 2005 year to date compared to the same period a year ago primarily due to employee related expenses. Selling and marketing expenses rose 31% in the same period to $22.7 million, or 9% of total revenue from $17.3 million or 8% of total revenue. Research and development expenses increased 15% to $12.9 million from $11.2 million, while remaining at 5% of total revenue for the first six months in fiscal 2005 and 2004. General and administrative costs increased 6% to $15.6 million or 6% of revenue for the first half of fiscal 2005 from $14.7 million, or 7% of revenue for the same period a year ago.

 Operating income increased 24% to $28.0 million, or 21% of second quarter revenue, compared to $22.6 million, or 20% of revenue in the second quarter of fiscal 2004. Provision for income taxes is 37.5% for the second quarter in fiscal 2005 compared to 36.5% last year due to changes in the effective state tax rates. Second quarter net income totaled $17.7 million, or $0.19 per diluted share, compared to $14.5 million, or $0.16 per diluted share in the second quarter of fiscal 2004.

 Operating income increased 23% to $54.2 million, or 21% of year to date revenue, compared to $44.2 million, or 20% of revenue year to date in fiscal 2004. Provision for income taxes is 37.5% year to date fiscal 2005 compared to 36.5% year to date in fiscal 2004 due to changes in the effective state tax rates. Year to date net income totaled $34.4 million, or $0.37 per diluted share, compared to $28.4 million, or $0.31 per diluted share in the prior year.

 Balance Sheet and Backlog Review

 Cash, cash equivalents, and investments decreased to $23.5 million from $109.5 million compared to December 31, 2003 primarily due to amounts paid for acquisitions. Trade receivables increased $20.1 million to $87.9 million compared to a year ago. Deferred revenue increased $11.8 million or 12% to $109.7 million at December 31, 2004 compared to a year ago. Stockholders' equity grew 19% to $482.4 million at December 31, 2004, from $406.8 million a year ago.

 Backlog, which is a measure of future business and revenue, increased 7% from year-ago levels and increased 5% from the prior quarter to $194.5 million ($68.4 million in-house and $126.1 million outsourcing). Backlog at September 30, 2004, was $185.1 million ($63.0 million in-house and $122.1 million outsourcing) and at December 31, 2003, was $182.5 million ($60.0 million in-house and $122.5 million outsourcing).

 About Jack Henry & Associates

 Jack Henry & Associates, Inc. provides integrated computer systems and processes ATM and debit card transactions for banks and credit unions. Jack Henry markets and supports its systems throughout the United States and has over 7,700 customers nationwide. For additional information on Jack Henry, visit the company's web site at www.jackhenry.com. The company will hold a conference call on January 20th at 7:45 a.m. Central Time and investors are invited to listen at www.jackhenry.com.

 Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.






 Condensed Consolidated Statements of Income
 (In Thousands, Except Per Share Data - unaudited)

                                    Three Months Ended    % Change      Six Months Ended    % Change
                                    ------------------    --------      ----------------    --------
                                       December 31,                       December 31,
                                     2004        2003                   2004        2003
                                   --------    --------               --------    --------
 REVENUE
   License                        $  22,148   $  12,400      79%     $  41,699   $  25,360     64%
   Support and service               87,726      76,717      14%       171,374     149,241     15%
   Hardware                          26,086      23,613      10%        46,983      47,069      0%
                                   --------    --------               --------    --------
     Total                          135,960     112,730      21%       260,056     221,670     17%

 COST OF SALES
   Cost of license                    1,734         252    >100%         3,343       1,165   >100%
   Cost of support and service       60,946      51,696      18%       116,976     100,745     16%
   Cost of hardware                  18,531      16,073      15%        34,426      32,394      6%
                                   --------    --------               --------    --------
     Total                           81,211      68,021      19%       154,745     134,304     15%
                                   --------    --------               --------    --------

 GROSS PROFIT                        54,749      44,709      22%       105,311      87,366     21%
 Gross Profit Margin                     40%         40%                    40%         39%

 OPERATING EXPENSES
   Selling and marketing             11,920       8,531      40%        22,652      17,303     31%
   Research and development           6,741       5,912      14%        12,883      11,231     15%
   General and administrative         8,127       7,673       6%        15,592      14,678      6%
                                   --------    --------               --------    --------
     Total                           26,788      22,116      21%        51,127      43,212     18%
                                   --------    --------               --------    --------

 OPERATING INCOME                    27,961      22,593      24%        54,184      44,154     23%

 INTEREST INCOME (EXPENSE)
   Interest income                      359         281      28%           818         568     44%
   Interest expense                     (14)         (3)   >100%           (17)        (29)   -41%
                                   --------    --------               --------    --------
               Total                    345         278      24%           801         539     49%
                                   --------    --------               --------    --------

 INCOME BEFORE INCOME TAXES          28,306      22,871      24%        54,985      44,693     23%

 PROVISION FOR INCOME TAXES          10,614       8,348      27%        20,619      16,313     26%
                                   --------    --------               --------    --------
 NET INCOME                       $  17,692   $  14,523      22%     $  34,366   $  28,380     21%
                                   ========    ========               ========    ========

 Diluted net income per shar      $    0.19   $    0.16              $    0.37   $    0.31
                                   ========    ========               ========    ========
 Diluted weighted avg shares
   outstanding                       92,957      92,000                 92,721      91,534
                                   ========    ========               ========    ========


 Consolidated Balance Sheet Highlights
 (In Thousands-unaudited)                        December 31,        % Change
                                            ----------------------   --------
                                              2004          2003
                                            --------      --------
 Cash, cash equivalents and investments    $  23,512     $ 109,535       -79%
 Trade receivables                         $  87,921     $  67,832        30%
 TOTAL ASSETS                              $ 661,588     $ 548,375        21%

 Accounts payable and accrued expenses     $  29,529     $  16,081        84%
 Deferred revenue                          $ 109,742     $  97,882        12%
 STOCKHOLDERS' EQUITY                      $ 482,362     $ 406,802        19%


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